Exhibit 8




                         CUSTODIAN AGREEMENT


       THIS AGREEMENT is made as of July 3, 1989 by and between PCS

  Cash Fund, Inc., a Maryland corporation (the "Fund"), and

  PROVIDENT NATIONAL BANK, a national banking association

  ("Provident").



                         W I T N E S S E T H



       WHEREAS, the Fund is registered as an open-end, diversified management investment company under the Investment Fund Act of

  1940, as amended (the "1940 Act"); and

       WHEREAS, the Fund desires to retain Provident to serve as

  the Fund's custodian and Provident is willing to serve as the

  Fund's custodian;

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

            1.   Appointment.  The Fund hereby appoints Provident

  to act as custodian of its portfolio securities with respect to the Fund's three investment portfolios: M.S. Money Market

  Portfolio, M.S. Tax-Free Money Market Portfolio and M.S.

  Government Obligations Money Market Portfolio (collectively, the

  "Portfolios"), cash and other property belonging to the Fund for the period and on the terms set forth in this Agreement.

  Provident accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as

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  provided in Paragraph 21 of this Agreement.  The Fund may from time to time issue separate series, classes or classify and reclassify shares of such series or class.  Provident shall identify to each such series or class property belonging to such series or class and in such reports, confirmations and notices to the Fund called for under this Agreement shall identify the series or class to which such report, confirmation or notice pertains.

            2.   Delivery of Documents.  The Fund has furnished

  Provident with copies properly certified or authenticated of each of the following:

                 (a)   Resolutions of the Fund's Board of Directors

  authorizing the appointment of Provident as custodian of the portfolio securities, cash and other property belonging to the

  Fund and approving this Agreement;

                 (b)  Appendix A identifying and containing the

  signatures of the Fund's officers and/or other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Fund;

                 (c)  The Fund's Articles of Incorporation filed

  with the Maryland Department of Assessments and Taxation on

  January 6, 1989 and all amendments thereto (such Articles of

  Incorporation, as presently in effect and as they shall from time to time be amended, are herein called the "Charter");






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                 (d)  The Fund's By-Laws and all amendments thereto

  (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

                 (e)  The Investment Advisory Agreement between

  Morgan Stanley Asset Management Inc. (the "Advisor") and the Fund

  dated as of July 3, 1989 (the "Advisory Agreement");

                 (f)  The Distribution Agreement between the Fund

  and Morgan Stanley & Co. Incorporated dated July 3, 1989 (the

  "Distribution Agreement");

                 (g)  The Transfer Agency Agreement between

  Provident Financial Processing Corporation (the "Transfer Agent")

  and the Fund dated as of July 3, 1989 (the "Transfer Agency

  Agreement");

                 (h)  The Administration and Accounting Services

  Agreement between Provident Financial Processing Corporation (the

  "Administrator") and the Fund dated as of July 3, 1989 (the

  "Administration Agreement");

                 (i)  The Fund's Notification of Registration filed

  pursuant to Section 8(a) of the 1940 Act on Form N-8A under the

  1940 Act as filed with the Securities and Exchange Commission

  ("SEC") on January 5, 1989;

                 (j)  The Fund's most recent Registration,

  Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") (File No. 33-26417) and under the 1940

  Act as filed with the SEC on April 7, 1989 relating to shares of




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  the Fund's Common Stock, $.001 per value ("Shares"), and all amendments thereto; and

                 (k)  The Fund's most recent prospectus or

  prospectuses relating to Shares (such prospectus or prospectuses,

  as presently in affect and all amendments and supplements thereto are herein called the "Prospectus"); and

                 (l)  Before the Fund engages in any transactions

  regulated by the Commodity Futures Trading Commission ("CFTC"), a

  copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator"

  contained in Section 2(a)(1)(A) of the Commodity Exchange Act

  ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Fund by the CFTC which states that the

  Fund will not be treated as a "pool" as defined in Section

  4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Fund by the CFTC which states that the

  CFTC will not take any enforcement action if the Fund does not register as a "commodity pool operator."

            The Fund will furnish Provident from time to time with

  copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.

            3.   Definitions.

                 (a)  "Authorized Person".  As used in this

  Agreement, the term "Authorized Person" means any of the officers of the Fund and any other person, whether or not any such person


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  is an officer or employee of the Fund, duly authorized by the

  Board of Directors of the Fund to give Oral and Written

  Instructions on behalf of the Fund and listed on the Certificate annexed hereto as Appendix A or any amendment thereto as may be received by Provident from time to time.

                 (b)  "Book-Entry System".  As used in this

  Agreement, the term "Book-Entry System" means the Federal Reserve

  Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees and any book-entry system maintained by a clearing agency registered with the SEC under Section 17A of the

  Securities Exchange Act of 1934 (the "1934 Act").

                 (c)  "Oral Instructions".  As used in this

  Agreement, the term "Oral Instructions" means oral instructions actually received by Provident from an Authorized Person or from a person reasonably believed by Provident to be an Authorized

  Person.  The Fund agrees to deliver to Provident, at the time and in the manner specified in Paragraph 8(b) of this Agreement,

  Written Instructions confirming Oral Instructions.

                 (d)  "Property".  The term "Property", as used in

  this Agreement, means:

                      (i)  any and all securities and other

       property which the Fund may from time to time deposit, or

       cause to be deposited, with Provident or which Provident may from time to time hold for the Fund;




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                     (ii)  all income in  respect of any of such

       securities or other property;

                    (iii)  all proceeds of the sale of any of such

       securities or other property; and

                     (iv)  all proceeds of the sale of securities

       issued by the Fund, which are received by Provident from

       time to time from or on behalf of the Fund.

                 (e)  "Written Instructions".  As used in this

  Agreement, the term "Written Instructions" means written

  instructions delivered by hand, mail, tested telegram, cable,

  telex or facsimile sending device, and received by Provident and signed by an Authorized Person.

            4.   Delivery and Registration of the Property.  The

  Fund will deliver or cause to be delivered to Provident all securities and all moneys owned by it, including cash received for the issuance of its Shares, at any time during the period of this Agreement.  Provident will not be responsible for such securities and such moneys until actually received by it.  All securities delivered to Provident (other than in bearer form)

  shall be registered in the name of the Fund or in the name of a nominee of the Fund or in the name of any nominee of Provident

  (with or without indication of fiduciary status), or in the name of any sub-custodian or any nominee of any such custodian

  appointed pursuant to Paragraph 6 hereof or shall be properly endorsed and in form for transfer satisfactory to Provident.




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            5.   Receipt and Disbursement of Money.

                 (a)  Provident shall open and maintain a separate

  custodial account or accounts in the name of the Fund, subject only to draft or order by Provident acting pursuant to the terms of this Agreement, and shall hold in such account or accounts,

  subject to the provisions hereof, all cash received by it from or for the account of the Fund.  Provident shall make payments of cash to, or for the account of, the Fund from such cash only (i)

  for the purchase of securities for the Fund's portfolio as provided in Paragraph 13 hereof; (ii) upon receipt of Written

  Instructions, for the payment of interest, dividends, taxes,

  administration, distribution, advisory fees or expenses which are to be borne by the Fund under the terms of this Agreement, the

  Advisory Agreement, the Administration Agreement, the Transfer

  Agency Agreement and the Distribution Agreement; (iii) upon receipt of Written Instructions, for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund and held by or to be delivered to

  Provident; (iv) to a sub-custodian pursuant to Paragraph 6 hereof; (v) for the redemption of Fund Shares; (vi) for payment of the amount of dividends received in respect of securities sold short; or (vii) upon receipt of Written Instructions, for other proper Fund purposes.  No payment pursuant to (i) above shall be made unless Provident has received a copy of the broker's or dealer's confirmation or the payee's invoice, as appropriate.




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                 (b)  Provident is hereby authorized to endorse and

  collect all checks, drafts or other orders for the payment of money received as custodian for the account of the Fund.

            6.   Receipt of Securities.

                 (a)  Except as provided by Paragraph 7 hereof,

  Provident shall hold and physically segregate in a separate account, identifiable at all times from those of any other persons, firms, or corporations, all securities and non-cash property received by it for the account of the Fund.  All such securities and non-cash property are to be held or disposed of by

  Provident for the Fund pursuant to the terms of this Agreement.

  In the absence of Written Instructions accompanied by a certified resolution of the Fund's Board of Directors authorizing the transaction, Provident shall have no power or authority to withdraw, deliver, assign, hypothecate, pledge or otherwise dispose of any such securities and investments except in

  accordance with the express terms provided for in this Agreement.

  In no case may any Director, officer, employee or agent, of the

  Fund withdraw any securities.  In connection with its duties under this Paragraph 6, Provident may at its own expense, enter into sub-custodian agreements with other banks or trust companies for the receipt of certain securities and cash to be held by

  Provident for the account of the Fund pursuant to this Agreement;

  provided that each such bank or trust company has an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than one million dollars


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  ($1,000,000) for a Provident subsidiary or affiliate, or of not less than twenty million dollars ($20,000,000) if such bank or trust company is not a Provident subsidiary or affiliate and that in either case such bank or trust company agrees with Provident to comply with all relevant provisions of the 1940 Act and applicable rules and regulations thereunder.  Provident shall remain responsible for the performance of all of its duties under this Agreement and shall hold the Fund harmless from the acts and omissions, under the standards of care provided for herein, of any bank or trust company that it might choose pursuant to this

  Paragraph 6.

                 (b)  Where securities are transferred to an

  account of the Fund established pursuant to Paragraph 7 hereof,

  Provident shall also by book-entry or otherwise identify as belonging to the Fund the quantity of securities in a fungible bulk of securities registered in the name of Provident (or its nominee) or shown in Provident's account on the books of the

  Book-Entry System.  At least monthly and from time to time,

  Provident shall furnish the Fund with a detailed statement of the

  Property held for the Fund under this Agreement.

            7.   Use of Book-Entry System.  The Fund shall deliver

  to Provident certified resolutions of the Board of Directors of the Fund approving, authorizing and instructing Provident on a continuous and on-going basis until instructed to the contrary by

  Oral or Written Instructions actually received by Provident (a)

  to deposit in the Book-Entry System all securities belonging to


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  the Fund eligible for deposit therein and (b) to utilize the

  Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities by the Fund, and deliveries and returns of securities loaned, subject to

  repurchase agreements or used as collateral in connection with borrowings.  Without limiting the generality of such use, it is agreed that the following provisions shall apply thereto:

                 (a)  Securities and any cash of the Fund deposited

  in the Book-Entry System will at all times be segregated from any assets and cash controlled by Provident in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.  Provident and its sub-custodian, if any, will pay out money only upon receipt of securities and will deliver securities only upon the receipt of money.

                 (b)  All books and records maintained by Provident

  which relate to the Fund's participation in the Book-Entry System will at all times during Provident's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it as it may require.

                 (c)  Provident will provide the Fund with copies

  of any report obtained by Provident on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by Provident.  Provident will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.


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            8.   Instructions Consistent with Charter, etc:.

                 (a)  Unless otherwise provided in this Agreement,

  Provident shall act only upon Oral and Written Instructions.

  Although Provident may know of the provisions of the Charter and

  By-Laws of the Fund, Provident may assume that any Oral or

  Written Instructions received hereunder are not in any way inconsistent with any provisions of such Charter or By-laws or any vote, resolution or proceeding of the Shareholders, or of the

  Board of Directors, or of any committee thereof.

                 (b)  Provident shall be entitled to rely upon any

  Oral Instructions and any Written Instructions actually received by Provident pursuant to this Agreement.  The Fund agrees to forward to Provident Written Instructions confirming Oral

  Instructions in such manner that the Written Instructions are received by Provident by the close of business of the same day that such Oral Instructions are given to Provident.  The Fund agrees that the fact that such confirming Written Instructions are not received by Provident shall in no way affect the validity of the transactions or enforceability of the transactions

  authorized by the Fund by giving Oral Instructions.  The Fund agrees that Provident shall incur no liability to the Fund in acting upon Oral Instructions given to Provident hereunder concerning such transactions provided such instructions

  reasonably appear to have been received from an Authorized

  Person.




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            9.   Transactions Not Requiring Instructions.  In the

  absence of contrary Written Instructions, Provident is authorized to take the following actions:

                 (a)  Collection of Income and Other Payments.

  Provident shall:

                      (i)  collect and receive for the account of

       the Fund, all income and other payments and distributions,

       including (without limitation) stock dividends, rights, bond coupons, option premiums and similar items, included or to be included in the Property, and promptly advise the Fund of such receipt and shall credit such income, as collected, to the Fund's custodian account;

                     (ii)  endorse and deposit for collection, in

       the name of the Fund, checks, drafts, negotiable instruments or other orders for the payment of money on the same day as received;

                    (iii)  receive and hold for the account of the

       Fund all securities received as a distribution on the Fund's portfolio securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any portfolio securities belonging to the Fund held by Provident hereunder;

                     (iv)  present for payment and collect the

       amount payable upon all securities which may mature or be




                              12
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       called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                      (v)  take any action which may be necessary

       and proper in connection with the collection and receipt of such income and other payments and the endorsement for

       collection of checks, drafts, and other negotiable

       instruments as described in Paragraph 24 of this Agreement.

                 (b)  Miscellaneous Transactions.  Provident is

  authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                      (i)  for examination by a broker selling for

       the account of the Fund in accordance with street delivery custom;

                     (ii)  for the exchange of interim receipts or

       temporary securities for definitive securities; and

                 (c)  for transfer of securities into the name of

  the Fund or Provident or nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to Provident.

            10.  Transactions Requiring Instructions.  Upon receipt

  of Oral or Written Instructions and not otherwise, Provident,

  directly or through the use of the Book-Entry System, shall:


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                 (a)  execute and deliver to such persons as may be

  designated in such Oral or Written Instructions, proxies,

  consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any securities may be

  exercised;

                 (b)  deliver any securities held for the Fund

  against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing,

  tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                 (c)  deliver any securities held for the Fund to

  any protective committee, reorganization committee or other person in connection with the reorganization, refinancing,

  merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this

  Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                 (d)  make such transfers or exchanges of the

  assets of the Fund and take such other steps as shall be stated

  in said Oral or Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation,

  reorganization, merger, consolidation or recapitalization of the

  Fund;

                 (e)  release securities belonging to the Fund to

  any bank or trust company for the purpose of pledge or


                              14
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  hypothecation to secure any loan incurred by the Fund; provided,

  however, that securities shall be released only upon payment to

  Provident of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                 (f)  release and deliver securities owned by the

  Fund in connection with any repurchase agreement entered into on behalf of the Fund, but only on receipt of payment therefor; and

  pay out moneys of the Fund in connection with such repurchase agreements, but only upon the delivery of the securities; and

                 (g)  otherwise transfer, exchange or deliver

  securities in accordance with Oral or Written Instructions.

            11.  Segregated Accounts.

                 (a)  Provident shall upon receipt of Written or

  Oral Instructions establish and maintain a segregated account or accounts on its records for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities,

  including securities in the Book-Entry System (i) for the

  purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and Release No. 10666 or any subsequent release or releases of the SEC relating to the maintenance of


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  segregated accounts by registered investment companies, and (ii)

  for other proper corporate purposes, but only, in the case of clause (ii), upon receipt of Written Instructions.

                 (b)  Provident may enter into separate custodial

  agreements with various futures commission merchants ("FCMs")

  that the Fund uses (each an "FCM Agreement"), pursuant to which the Fund's margin deposits in any transactions involving futures contracts and options on futures contracts will be held by

  Provident in accounts (each an "FCM Account") subject to the disposition by the FCM involved in such contracts in accordance with the customer contract between FCM and the Fund ("FCM

  Contract"), SEC rules governing such segregated accounts, CFTC rules and the rules of the applicable commodities exchange.  Such

  FCM Agreements shall only be entered into upon receipt of Written

  Instructions from the Fund which state that (i) a customer agreement between the FCM and the Fund has been entered into; and

  (ii) the Fund is in compliance with all the rules and regulations of the CFTC.  Transfers of initial margin shall be made into an

  FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into an FCM Account pursuant to

  Oral Instructions.  Transfers of funds from an FCM Account to the

  FCM for which Provident holds such an account may only occur upon certification by the FCM to Provident that pursuant to the FCM

  Agreement and the FCM Contract, all conditions precedent to its right to give Provident such instruction have been satisfied.




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            12.  Dividends and Distributions.  The Fund shall

  furnish Provident with appropriate evidence of action by the

  Fund's Board of Directors declaring and authorizing the payment of any dividends and distributions.  Upon receipt by Provident of

  Written Instructions with respect to dividends and distributions declared by the Fund's Board of Directors and payable to

  Shareholders who have elected in the proper manner to receive their distributions or dividends in cash, and in conformance with procedures mutually agreed upon by Provident, the Fund, and the

  Fund's Transfer Agent, Provident shall pay to the Fund's Transfer

  Agent, as agent for the Shareholders, an amount equal to the amount indicated in said Written Instructions as payable by the

  Fund to such Shareholders for distribution in cash by the

  Transfer Agent to such Shareholders.  In lieu of paying the

  Fund's Transfer Agent cash dividends and distributions, Provident may arrange for the direct payment of cash dividends and

  distributions to Shareholders by Provident in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, Provident and the Fund's

  Transfer Agent.

            In accordance with the Prospectus, the Internal Revenue

  Code and regulations promulgated thereunder, and with such procedures and controls as are mutually agreed upon from time to time by and among the Fund, Provident and the Fund's Transfer

  Agent, Provident shall arrange for the establishment of IRA

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  custodian accounts for such Shareholders holding Shares through

  IRA accounts.

            13.  Purchases of Securities.  Promptly after each

  decision to purchase securities by the Advisor, the Fund, through the Advisor, shall deliver to Provident Oral Instructions

  specifying with respect to each such purchase: (a) the name of the issuer and the title of the securities, (b) the number of shares or the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name of the person from whom or the broker through whom the purchase was made.  Provident shall upon receipt of securities purchased by or for the Fund pay out of the moneys held for the account of the Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions.

            14.  Sales of Securities.  Promptly after each decision

  to sell securities by the Advisor or exercise of an option written by the Fund, the Fund, through the Advisor, shall deliver to Provident Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the security, (b) the number of shares or principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to the Fund upon such sale, and (f) the name of the broker through whom or the

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  person to whom the sale was made.  Provident shall deliver the securities upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable and set forth in such Oral Instructions.  Subject to the foregoing, Provident may accept payment in such form as shall be satisfactory to it, and may deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities.

            15.  Records.  The books and records pertaining to the

  Fund which are in the possession of Provident shall be the property of the Fund.  Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and regulations.  The Fund, or the Fund's

  authorized representatives, shall have access to such books and records at all times during Provident's normal business hours.

  Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Provident to the Fund or the

  Fund's authorized representative at the Fund's expense.

            16.  Reports.

                 (a)  Provident shall furnish the Fund the

  following reports:

                           (1)  such periodic and special reports

            as the Fund may reasonably request;

                           (2)  a monthly statement summarizing all

            transactions and entries for the account of the Fund,

            listing the portfolio securities belonging to the Fund

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            with the adjusted average cost of each issue and the

            market value at the end of such month, and stating the

            cash account of the Fund including disbursements;

                           (3)  the reports to be furnished to the

            Fund pursuant to Rule 17f-4; and

                           (4)  such other information as may be

            agreed upon from time to time between the Fund and

            Provident.

                 (b)  Provident shall transmit promptly to the Fund

  any proxy statement, proxy materials, notice of a call or

  conversion or similar communications received by it as Custodian of the Property.

            17.  Cooperation with Accountants.  Provident shall

  cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the

  expression of their opinion, as such may be required from time to time by the Fund.

            18.  Confidentiality.  Provident agrees on behalf of

  itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential Shareholders, except, after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where Provident may be exposed to civil or criminal contempt proceedings for failure

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  to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

            19.  Right to Receive Advice.

                 (a)  Advice of Fund.  If Provident shall be in

  doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Fund directions or, advice,

  including Oral or Written Instructions where appropriate.

                 (b)  Advice of Counsel.  If Provident shall be in

  doubt as to any question of law involved in any action to be taken or omitted by Provident, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the

  Advisor, the Fund or Provident, at the option of Provident).

                 (c)  Conflicting Advice.  In case of conflict

  between directions, advice or Oral or Written Instructions received by Provident pursuant to subparagraph (a) of this paragraph and advice received by Provident pursuant to

  subparagraph (b) of this paragraph, Provident shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                 (d)  Protection of Provident.  Provident shall be

  protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions, received pursuant to subparagraphs (a) or (b) of this paragraph which

  Provident, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon Provident any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii)

  to act in accordance with such directions, advice or Oral or

  Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to

  Provident's properly taking or omitting to take such action.

  Nothing in this subsection shall excuse Provident when an action or omission on the part of Provident constitutes willful

  misfeasance, bad faith, gross negligence or reckless disregard by

  Provident of any duties or obligations under this Agreement.

            20.  Compliance with Governmental Rules and

  Regulations.  Provident undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the

  CEA, and any laws, rules and regulations of governmental

  authorities having jurisdiction with respect to the duties to be performed by Provident hereunder.

            21.  Compensation.  As compensation for the services

  rendered by Provident during the term of this Agreement, the Fund will pay to Provident monthly fees that shall be agreed upon from time to time in writing by Provident and the Fund.

            22.  Indemnification.  The Fund, as sole owner of the

  Property, agrees to indemnify and hold harmless Provident and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or to be amended from time to time) and expenses, including

  attorneys' fees and disbursements as long as such attorney has been retained with the consent of the Fund, which consent shall not be unreasonably withheld, arising directly or indirectly (a)

  from the fact that securities included in the Property are registered in the name of any such nominee or (b) without

  limiting the generality of the foregoing clause (a) from any action or thing which Provident takes or does or omits to take or do (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral or Written Instructions,

  provided, that neither Provident nor any of its nominees shall be indemnified against any liability to the Fund or to its

  Shareholders (or any expenses incident to such liability) arising out of Provident's or such nominee's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or

  responsibilities specifically described in this Agreement.  In order that the indemnification provision contained in this

  Paragraph 22 shall apply, it is understood that if in any case the Fund may be asked to indemnify or save Provident harmless,

  the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that Provident will use all reasonable care to

  identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend Provident against any claim which may be the subject of this indemnification and, in the event that the Fund so elects, it will so notify Provident and thereupon the

  Fund shall take over complete defense for the claim, and

  Provident shall in such situation incur no further legal, or other expenses for which it shall seek indemnification under this

  Paragraph 22.  Provident shall in no case confess any claim or make any compromise or settlement in any case in which the Fund will be asked to indemnify Provident, except with the Fund's prior written consent.

            In the event of any advance of cash for any purpose

  made by Provident resulting from Oral or Written Instructions of the Fund, or in the event that Provident or its nominee shall incur or be assessed any taxes, charges, expenses, assessments,

  claims or liabilities in connection with the performance of this

  Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct,

  any Property at any time held for the account of the Fund shall be security therefor.

            23.  Responsibility of Provident.  Provident shall be

  under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically, agreed to by Provident in writing.  In the performance of its duties hereunder, Provident shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy and completeness of all services performed under this Agreement. Provident shall be responsible for and shall hold the Fund harmless from all loss, cost, damage and expense, including reasonable attorney fees (as long as such attorney has been retained with the consent of Provident, which consent shall not be unreasonably withheld),

  incurred by it resulting from any claim, demand, action or suit arising out of Provident's own negligent failure to perform its duties under this Agreement.  In order that the indemnification provision contained in this Paragraph 23 shall apply, it is understood that if in any case Provident may be asked to

  indemnify or save the Fund harmless, Provident shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Fund will use all reasonable care to identify and notify Provident promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against Provident.  Provident shall have the option to defend the

  Fund against any claim which may be the subject of this

  indemnification and, in the event that Provident elects, it will so notify the Fund and thereupon Provident shall take over complete defense for the claim, and the Fund shall in such situation incur no further legal or other expense for which it shall seek indemnification under this Paragraph 23.  The Fund shall in no case confess any claim or make any compromise or settlement in any case in which Provident will be asked to indemnify the Fund, except with Provident's prior written consent.

            To the extent that duties, obligations and

  responsibilities are not expressly set forth in this Agreement,

  however, Provident shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of Provident or reckless disregard of such duties, obligations and responsibilities.  Without limiting the generality of the foregoing or of any other provision of this

  Agreement, Provident in connection with its duties under this

  Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the

  validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which Provident reasonably believes to be genuine; (b) the validity or invalidity of the issuance of any securities included or to be included in the Property, the legality or illegality of the purchase of such securities, or the propriety or impropriety of the amount paid therefor; (c) the legality or illegality of the sale (or exchange) of any Property or the propriety or impropriety of the amount for which such Property is sold (or exchanged); or (d) delays or errors or loss of data occurring by reason of circumstances beyond Provident's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails,

  transportation, communication or power supply, nor shall

  Provident be under any duty or obligation to ascertain whether any Property at any time delivered to or held by Provident may properly be held by or for the Fund.  Notwithstanding the

  foregoing, Provident shall use its best efforts to mitigate the effects of the events in clause (d) above, although such efforts shall not impute any liability thereto.  Provident expressly disclaims all responsibility for consequential damages, including but not limited to any that may result from performance or non-

  performance of any duty or obligation whether express or implied in this Agreement, and also expressly disclaims any express or implied warranty of products or services provided in connection with this Agreement.

            24.  Collections.  All collections of monies or other

  property in respect, or which are to become part, of the Property

  (but not the safekeeping thereof upon receipt by Provident) shall be at the sole risk of the Fund.  In any case in which Provident does not receive any payment due the Fund within a reasonable time after Provident has made proper demands for the same, it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund.  Provident shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction.  Provident shall also notify the

  Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

            25.  Duration and Termination.  This Agreement shall

  continue until termination by the Fund or by Provident in either case on sixty (60) days written notice.  Upon any termination of this Agreement, pending appointment of a successor to Provident or vote of the Shareholders of the Fund to dissolve or to

  function without a custodian of its cash, securities or other property, Provident shall not deliver cash, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars

  ($20,000,000) as a custodian for the Fund to be held under terms similar to those of this Agreement, provided, however, that

  Provident shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge on or against the

  properties of the Fund then held by Provident or on or against

  Provident and until full payment shall have been made to

  Provident of all of its fees, compensation, costs and expenses.

            26.  Notices.  All notices and other communications,

  including Written Instructions (collectively referred to as

  "Notice" or "Notices" in this paragraph), hereunder shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to Provident at Provident's address, Airport Business Center, International

  Court 2, 200 Stevens Drive, Philadelphia, Pennsylvania 19113,

  marked for the attention of the Custodian Services Department (or its successor); (b) if to the Fund, at the address of the Fund;

  or (c) if to neither of the foregoing, at such other address as shall have been notified to the sender of any such Notice or other communication.  If the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given five days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a Notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the

  Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by messenger, it shall be deemed to have been given on the day it is delivered, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately.  All postage, cable, telegram, telex and facsimile sending device charges arising from the sending of a Notice hereunder shall be paid by the sender.

            27.  Further Actions.  Each party agrees to perform

  such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

            28.  Amendments.  This Agreement or any part hereof may

  be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

            29.  Delegation.  On thirty (30) days prior written

  notice to the Fund, Provident may assign its rights and delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of Provident National Bank or PNC Financial Corp,

  provided that (i) the delegate agrees with Provident to comply with all relevant provisions of the 1940 Act; (ii) Provident and such delegate shall promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask,

  relative to the delegation, including (without limitation) the capabilities of the delegate; (iii) the delegation of such duties shall not relieve Provident of any of its duties hereunder; and

  (iv) if the Fund notifies Provident within such thirty (30) day period of its objection to such delegation and Provident,

  notwithstanding such notification of objection, assigns its rights and delegates, its duties thereunder, then the Fund may terminate this Agreement immediately or upon such notice as the

  Fund, in its sole discretion determines, without complying with the sixty (60) day notice prescribed by Paragraph 25 hereof.

            30.  Counterparts.  This Agreement may be executed in

  two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            31.  Miscellaneous.  This Agreement embodies the entire

  agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any,

  with respect to delegated and/or Oral Instructions.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.  This Agreement shall be deemed to be a contract made in Pennsylvania and

  governed by Pennsylvania law.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.  This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.



            IN WITNESS WHEREOF, the parties hereto have caused this

  Agreement to be executed by their officers designated below on the day and year first above written.

  {SEAL}                             PCS CASH FUND, INC.



  Attest:                            By  /s/ Warren J. Olsen
                                          Warren J. Olsen

  {SEAL}                             PROVIDENT NATIONAL BANK


  Attest:  /s/ Susan Alridge         By  /s/ A. Plambeck
            Susan Alridge                 A. Plambeck